Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 2002, included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-72377).

/s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona
March 15, 2002